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                                                                       Exhibit 5

                     [ON BOWATER INCORPORATED LETTERHEAD]

                              November 20, 1997

Bowater Incorporated
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina 29602

RE:  SECURITIES ACT OF 1933 FORM S-8 REGISTRATION STATEMENTS
     BOWATER INCORPORATED 1997 STOCK OPTION PLAN

Ladies and Gentlemen:

     I have acted as counsel for Bowater Incorporated, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to and including 1,000,000 shares of the Company's Common Stock under the Bowater Incorporated 1997 Stock Option Plan (the "Option Plan"), which Common Stock is being registered pursuant to the filing of a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Act").

     I have examined the Certificate of Incorporation of the Company, its Bylaws, the Option Plan and such other corporate records, certificates, documents and matters of law as I have deemed necessary to render this opinion.

     Based on the foregoing, I am of the opinion that the shares of Common Stock to be issued under the terms of the Option Plan will be duly authorized, validly issued, fully paid and nonassessable shares.

     I hereby consent to the filing of this opinion as Exhibits 5 and 23.2 to the Registration Statement for the Option Plan. By giving such consent, I do not hereby admit that I am an expert with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                   Very truly yours,

                                   /s/
                                   ----------------------------------------
                                   Anthony H. Barash
                                   Senior Vice President, Corporate Affairs
                                   and General Counsel